UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2022

Date of Report (Date of earliest event reported)

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39457	84-2308711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 W. Square Lake Road

Troy, Michigan 48098

(Address of Principal Executive Offices) (Zip Code)

(888) 825-9111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed by the Company on March 4, 2022 (the “March 4 Current Report”), in connection with James Taylor’s resignation from his positions as President and Chief Executive Officer and as a member of the Board, Mr. Taylor and the Company entered into a settlement agreement dated as of March 1, 2022 (the “Settlement Agreement”), a copy of which is attached as an exhibit to the March 4 Current Report.

Under the Settlement Agreement, Mr. Taylor agreed, among other things, to surrender 1.8 million shares of the Company’s common stock to the Company shortly following execution of the Settlement Agreement (the “March Transfer Shares”), and, no later than April 11, 2022, to surrender to the Company an additional number of shares of Company common stock with a value of approximately $3.3 million based on a VWAP calculation (the “April Transfer Shares”).

Mr. Taylor delivered to the Company the March Transfer Shares. However, Mr. Taylor failed to surrender the April Transfer Shares by April 11, 2022, thereby breaching the terms of the Settlement Agreement. Thereafter, Mr. Taylor requested an extension of time to surrender the April Transfer Shares. The Company considered the request but denied Mr. Taylor such an extension. To date, Mr. Taylor has failed to surrender the April Transfer Shares to the Company.

Item 7.01. Regulation FD Disclosures.

As of the date of this Current Report on Form 8-K, the Company expects that, without obtaining additional financing, it has sufficient cash to continue operations into June 2022. The Company’s current projections reflect, among other things, increases in professional service fees, employee retention costs and payments to suppliers. The Company is actively pursuing potential sources of liquidity and is working to extend its cash runway during this process to the extent possible.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2022	ELECTRIC LAST MILE SOLUTIONS, INC.

	By:	/s/ Robert Song
Robert Song
Chief Financial Officer and Treasurer

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